EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-65937, 333-65949, and 333-21617 each on Form S-8 of our report dated March 23, 2012, relating to the financial statements of Providence and Worcester Railroad Company for the year end December 31, 2011, appearing in this Annual Report on Form 10-K of Providence and Worcester Railroad Company for the year ended December 31, 2011.

/s/ Stowe & Degon LLC

Westborough, Massachusetts

March 23, 2012